UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2007
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 1.01. ENTRY INTO A MATERIAL BUSINESS DEFINITIVE AGREEMENT
On October 17, 2007, F.N.B. Corporation (“Company”) entered into new employment agreements with Brian F. Lilly, the Company’s Chief Financial Officer and Gary J. Roberts, the President and Chief Executive Officer of the Company’s principal subsidiary, First National Bank of Pennsylvania. The Company entered into new employment agreements with the executives in order to insure the continued service of Mr. Roberts and Mr. Lilly during the Company’s transition to a new President and Chief Executive Officer.
The material terms of Mr. Lilly’s agreement are as follows:
Term
The Agreement term commences on the effective date and will expire on the second anniversary of the effective date; except that the Agreement will renew for an additional year on the anniversary of the effective date and each anniversary thereafter unless either party gives notice of its intention not to continue the agreement, at least thirty days before the next anniversary of the effective date.
Base Salary
The Company will pay Mr. Lilly an annual base salary of $275,016.
Bonus
Mr. Lilly will be eligible for an annual cash bonus based on performance and calculated as a percentage of his base salary. The Company will pay Mr. Lilly the bonus within two and a half months of the close of the Company’s fiscal year and at the same time it pays bonuses to other executive officers, but in no event later than the end of the Company’s first fiscal quarter.
Other Amounts
The Company will provide Mr. Lilly the use of a company owned or leased automobile throughout the term of his employment and a membership in a country club of Mr. Lilly’s choice. Mr. Lilly will be entitled to participate in any employee benefit plan made available by the Company to its employees generally including awards under the 2007 Incentive Plan.
Termination Payments
Death: If Mr. Lilly’s employment is terminated as a result of his death, the Company will pay any base salary and any unreimbursed expenses due to Mr. Lilly through the date of his death and will pay to Mr. Lilly’s legal representative any death benefits provided under any benefit plans.
Disability: During any period that Mr. Lilly fails to perform his duties as a result of incapacity due to physical or mental illness, the Company will continue to pay his base salary, bonus and other benefits, offset by any payments Mr. Lilly would receive pursuant to a disability benefit plan maintained by the Company, until his employment is terminated. If his employment is terminated due to disability, the Company will pay Mr. Lilly his base salary, any unreimbursed expenses and benefits provided under the benefit plans due to him through the date of termination. Additionally, the Company will continue to pay Mr. Lilly his base salary until the one year anniversary of the termination of his employment and thereafter will pay an amount equal to 60% of his base salary until the conclusion of the disability less any payments Mr. Lilly would receive pursuant to a disability benefit plan maintained by the Company.

Termination for Cause or for Other Than Good Reason
If Mr. Lilly’s employment is terminated for Cause, as defined in the Agreement, or by Mr. Lilly for other than Good Reason, as defined in the Agreement, the Company shall pay Mr. Lilly his base salary and any unreimbursed expenses due to him through the date of termination.
Termination Without Cause or for Good Reason
If the Company terminates Mr. Lilly’s employment without cause, as defined in the Agreement, or Mr. Lilly terminates his employment for Good Reason, as defined in the Agreement, the Company will provide Mr. Lilly the following payments and benefits:
1.	Base salary through the date of termination and all other unpaid amounts to which he is entitled as of the date of termination, including accrued and unpaid vacation;

2.	Base salary for thirty-six months following the date of termination;

3.	One-twelfth of the Average Bonus as defined in the Agreement for thirty-six months following the date of termination;

4.	Mr. Lilly will be eligible to continue participation for himself and his eligible dependents under the Company’s group health on the same terms as applicable to active employees for a period equal to the lesser of thirty-six months or the period from the date of termination through the date Mr. Lilly or his dependents first become eligible for coverage under any group health plan of another employer.
Other Key Provisions
The Agreement contains a non-competition provision which provides that during the term of the Agreement and for a period of two years following termination of Mr. Lilly’s employment with the Company for any reason, Mr. Lilly is precluded from working for a Competitive Enterprise, as defined in the Agreement, at any location where the Company conducts business unless such business is conducted through a loan or deposit production office. Furthermore, Mr. Lilly will be precluded from soliciting, directly or indirectly, any customers or the employees of the Company.
The material terms of Mr. Roberts’ agreement are as follows:
Term
The Agreement term commences on the effective date and will expire on the fifth anniversary of the effective date; except that the Agreement will renew for an additional year on the first and second anniversary of the effective date unless either party gives notice of its intention not to continue the agreement, at least thirty days before the next anniversary of the effective date.
Base Salary
The Company will pay Mr. Roberts an annual base salary of $350,016.
Bonus
Mr. Roberts will be eligible for an annual cash bonus based on performance and calculated as a percentage of his base salary. The Company will pay Mr. Roberts the bonus within two and a half months of the close of the Company’s fiscal year and at the same time it pays bonuses to other executive officers, but in no event later than the end of the Company’s first fiscal quarter.

Other Amounts
The Company will provide Mr. Roberts the use of a company owned or leased automobile throughout the term of his employment and a membership in two country clubs of Mr. Roberts’ choice. Mr. Roberts will be entitled to participate in any employee benefit plan made available by the Company to its employees generally including awards under the 2007 Incentive Plan.
Termination Payments
Death: If Mr. Roberts’ employment is terminated as a result of his death, the Company will pay any base salary and any unreimbursed expenses due to Mr. Roberts through the date of his death and will pay to Mr. Roberts’ legal representative any death benefits provided under any benefit plans. The Company will also pay Mr. Roberts’ legal representative the pro-rata share of any bonus Mr. Roberts would have earned if he had been employed for the whole year.
Disability: During any period that Mr. Roberts fails to perform his duties as a result of incapacity due to physical or mental illness, the Company will continue to pay his base salary, bonus and other benefits, offset by any payments Mr. Roberts would receive pursuant to a disability benefit plan maintained by the Company, until his employment is terminated. If his employment is terminated due to disability, the Company will pay Mr. Roberts his base salary, any unreimbursed expenses and benefits provided under the benefit plans due to him through the date of termination. The Company will also pay Mr. Roberts’ legal representative the pro-rata share of any bonus Mr. Roberts would have earned if he had been employed for the whole year. Additionally, the Company will continue to pay Mr. Roberts his base salary until the one year anniversary of the termination of his employment and thereafter will pay an amount equal to 60% of his base salary until the conclusion of the disability less any payments Mr. Roberts would receive pursuant to a disability benefit plan maintained by the Company.
Termination for Cause or for Other Than Good Reason
If Mr. Roberts’ employment is terminated for cause, as defined in the Agreement, or by Mr. Roberts for other than Good Reason, as defined in the Agreement, the Company shall pay Mr. Roberts his base salary and any unreimbursed expenses due to him through the date of termination.
Termination Without Cause or for Good Reason
If the Company terminates Mr. Roberts’ employment without cause, as defined in the Agreement, or Mr. Roberts terminates his employment for Good Reason, as defined in the Agreement, the Company will provide Mr. Roberts the following payments and benefits:
1.	Base salary through the date of termination and all other unpaid amounts to which he is entitled as of the date of termination, including accrued and unpaid vacation;

2.	Base salary for thirty-six months following the date of termination;

3.	The pro-rata share of any bonus Mr. Roberts would have earned if he had been employed for the whole year;

4.	One-twelfth of the Average Bonus as defined in the Agreement for thirty-six months following the date of termination;

5.	Mr. Roberts will be eligible to continue participation for himself and his eligible dependents under the Company’s group health on the same terms as applicable to active employees for a period equal to the lesser of thirty-six months or the period from the date of termination through the date Mr. Roberts or his dependents first become eligible for coverage under any group health plan of another employer.
Other Key Provisions
The Agreement contains a non-competition provision which provides that during the term of the Agreement and for a period of two years following termination of Mr. Roberts’ employment with the Company for any reason, Mr. Roberts is precluded from working for a competitive enterprise, as defined in the Agreement, at any location where the Company conducts business unless such location is west of the state of Indiana. Furthermore, Mr. Roberts will be precluded from soliciting, directly or indirectly, any customers of the employees of the Company.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Exhibits:

10.1	Employment agreement between F.N.B. Corporation and Brian F. Lilly.

10.2	Employment agreement between First National Bank of Pennsylvania, F.N.B. Corporation and Gary J. Roberts.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)
By:	/s/ Brian F. Lilly
Name:	Brian F. Lilly
Title:	Chief Financial Officer (Principal Financial Officer)

Dated: October 23, 2007